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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT
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
                                                    Jurisdiction of
                      Name                          Incorporation        % STOCK
                      ----                          -------------------  -------
Astral International Corporation                    Massachusetts         100.00
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Castillo Informatica, S.A.                          Spain                 100.00
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CS Controlling Software Systeme GmbH                Germany                25.00
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Knight Enterprises, Inc.                            Nevada                100.00
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NofTek, N.W., Inc. d/b/a SSA Northwest Inc.         Oregon                100.00
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Priority Systems, Inc.                              Texas                 100.00
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SSA Acclaim Limited                                 United Kingdom        100.00
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SSA Benelux B.V.                                    The Netherlands       100.00
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SSA Canada Corporation                              Canada                100.00
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SSA Carribbean, Inc.                                Delaware              100.00
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SSA Columbia S.A.                                   Columbia              100.00
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SSA Hong Kong Ltd.                                  Hong Kong             100.00
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SSA India Private Limited                           India                 100.00
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SSA Italia S.p.A.                                   Italy                 100.00
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SSA Japan Corp.                                     Delaware              100.00
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SSA Korea Ltd.                                      Korea                 100.00
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SSA Nordic AB                                       Sweden                100.00
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SSA North Central                                   Delaware              100.00
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SSA Northeast                                       Delaware              100.00
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SSA Pacific (New Zealand) Ltd.                      New Zealand           100.00
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SSA Pacific Pty. Ltd.                               Australia             100.00
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SSA Pacific Rim Corporation                         Delaware              100.00
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SSA Software (Malaysia) SDN.BHD.                    Malaysia              100.00
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SSA Softwright Limited                              United Kingdom        100.00
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SSA System Software Associates GmbH                 Germany               100.00
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SSA, Inc. do Brazil                                 Brazil                100.00
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System Software Associates (Beijing) Co., Ltd.      China                 100.00
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System Software Associates (Japan) LLC              Delaware              100.00
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System Software Associates AG, Basel                Switzerland           100.00
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System Software Associates Asia Pacific Pte. Ltd.   Singapore             100.00
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System Software Associates Czech Republic           Czech Republic        100.00
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System Software Associates Finland OY               Finland               100.00
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System Software Associates Iberica S.A.             Spain                 100.00
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System Software Associates Inc., de Mexico, S.A.    Mexico                100.00
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System Software Associates Limited                  United Kingdom        100.00
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Systems Software Associates France S.A.             France                100.00
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Systems Sofware Associates (FSC), Inc.              U.S. Virgin Islands   100.00
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Vector Systems Analysis Inc.                        Canada                100.00
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Wallop Investments (Proprietary) Limited            South Africa          100.00
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